Exhibit 5.12

DLA Piper LLP (US)
1717 Main Street, Suite 4600
Dallas, Texas 75201-4629
www.dlapiper.com

T 214.743.4500
F 214.743.4545

January 18, 2012

CHC Helicopter S.A.

4740 Agar Drive

Richmond, BC V7B 1A3

Canada

Ladies and Gentlemen :

We have acted as special Texas counsel for Heli-One USA Inc., a Texas corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), filed by the Company’s indirect parent, CHC Helicopter S.A., a sociétè anonyme organized under the laws of Grand Duchy of Luxembourg (the “Issuer”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Issuer of $1,100,000,000 principal amount of its 9.250% Senior Secured Notes due 2020 (the “Exchange Notes”) and the issuance by the Company and the other guarantors named in the Registration Statement (the “Guarantors”) of guarantees (the “Exchange Guarantees”) with respect to the Exchange Notes. The Exchange Notes and Exchange Guarantees will be offered by the Issuer in exchange for a like amount of its outstanding 9.250% Senior Secured Notes due 2020 (the “Old Notes”), which are guaranteed by the Guarantors (the “Old Guarantees”), upon the terms set forth in the Registration Statement and the letter of transmittal filed as an exhibit thereto. The Old Notes and Old Guarantees were issued, and the Exchange Notes and Exchange Guarantees will be issued, pursuant to an indenture dated as of October 4, 2010 (the “Indenture”) by and among the Issuer, the guarantors named therein, The Bank of New York Mellon, as trustee (the “Trustee”), and HSBC Corporate Trustee Company (UK) Limited as Collateral Agent.

In rendering the opinion expressed below, we have examined originals or copies of: (a) the Registration Statement, in the form filed with the Commission; (b) the Registration Rights Agreement relating to the Old Notes, among the Issuer, the Guarantors named therein, and Morgan Stanley & Co. Incorporated, HSBC Securities (USA) Inc., RBC Capital Markets Corporation, and UBS Securities LLC as representatives of the several initial purchasers, dated as of October 4, 2010; (c) the Indenture; (d) specimens of the certificates representing the New Notes; and (e) the other documents delivered by or on behalf of the Company and the Trustee as of the date hereof in connection with the delivery of the New Notes. We have also examined and relied upon such other instruments, corporate records, certificates of public officials, certificates of officers or other representatives of the Company and others and other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

We have assumed the following: (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic original documents of all documents submitted to us as copies; (d) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed as of their stated dates and as of the date hereof; (e) the legal capacity of natural persons; (f) that the Exchange Notes will be duly authenticated by the Trustee; and (g) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties

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PDW

CHC Helicopter S.A.

January 18, 2012

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intended a meaning contrary to that expressed by those provisions. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

(a) The Company is a corporation existing and in good standing under the laws of the State of Texas. The Company has the corporate power and authority to enter into and perform its obligations under the Exchange Guarantee.

(b) The execution and delivery by the Company of the Exchange Guarantee and the performance by the Company of its obligations thereunder have been authorized by all necessary corporate action by the Company.

The opinions set forth above are subject to the following qualifications and limitations:

(A) The opinions expressed herein are limited to the laws of the State of Texas.

(B) Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

(C) The opinions expressed herein are rendered as of the date set forth above. We expressly disclaim any obligation to update this letter after such date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is part of the Registration Statement. The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

We understand and agree that Simpson Thacher & Bartlett LLP, counsel to CHC Helicopter S.A., may rely upon this opinion as if it were an addressee hereof for the purpose of providing the opinion to be delivered by such firm in connection with the Registration Statement.

CHC Helicopter S.A.

January 18, 2012

Page Three

Very truly yours,

/s/ DLA Piper LLP (US)